                                                                      EX-10.16




                               SECOND AMENDMENT TO
                       AMENDED AND RESTATED LOAN AGREEMENT
                         DATED AS OF SEPTEMBER 30, 1996

         THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN
AGREEMENT (the "Second Amendment") dated as of the 24th day of June, 1998, by and among MAXCO, INC., a Michigan Corporation ("Borrower") and COMERICA BANK, a Michigan banking corporation ("Bank").

                               W I T N E S S E T H
         WHEREAS, Borrower and Bank entered into a certain Amended and Restated Loan Agreement dated September 30, 1996, as amended by First Amendment thereto dated as of August 1, 1997 (the "Agreement");
         WHEREAS, Borrower, in addition to other credit facilities provided for in the Agreement, desires to borrow up to $5,000,000 (subject to restrictions provided herein) from the Bank from time to time for the acquisition financing needs of the Borrower's wholly owned subsidiary Ersco Corporation, a Michigan corporation ("Ersco") ("Phase I Ersco Acquisition");
         WHEREAS, Borrower, in addition to other credit facilities provided for in the Agreement and the Phase I Ersco Acquisition Facility, desires to borrow up to additional $5,000,000 (subject to restrictions provided herein) from the Bank from time to time, after the Phase I Ersco Acquisition Facility is fully drawn down, for additional acquisition financing needs of Ersco ("Phase II Ersco Acquisition"); and
         WHEREAS, the Borrower and the Bank now desire to amend certain of the covenants and restrictions set forth in the Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower and the Bank hereby agree as follows:

         1. In Sub-Section 1.1 of Section 1 of the Agreement, the following definitions are hereby deleted in their entirety and replaced by the following or added entirely:

                  "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments," and "Inventory" shall have the meanings assigned to them in the UCC on the date of this Agreement.

                  "Approved Ersco Acquisition(s)" shall mean business acquisitions for Ersco prepared by the Borrower, which are approved in writing by the Bank, which approval shall not be unreasonably withheld.

                  "Atmosphere Annealing" shall mean Atmosphere Annealing, Inc., a Michigan corporation.

                  "Consolidated Funded Debt" shall mean, as of any applicable date of determination, that portion of consolidated Debt which consists of (a) indebtedness for borrowed money, including indebtedness for borrowed money which is evidenced by notes, bonds, debentures or other similar instruments or (b) obligations under installment sales contracts or capital leases, less Liquid Assets of Borrower and/or the Guarantors as of the applicable date.

                  "Ersco" shall mean Ersco Corporation, a Michigan corporation.

                  "Ersco Collateral" shall mean the any property of Ersco, including but not limited to, any property in the possession of the Bank, any amount in any deposit account of the Ersco with the Bank, any real property, any securities owned by Ersco in any acquired subsidiaries, all of Ersco's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, wherever located and whether or not owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds hereof.

                  "Financing Statements" shall mean UCC financing statements describing the Bank as secured party and the Borrower, Ersco or a Guarantor as debtor covering the Collateral or the Ersco Collateral, as provided in this Agreement, and otherwise in such form, for filing in such jurisdictions and with such filing offices as the Bank shall reasonably deem necessary or advisable.

                  "Guarantors" shall mean Akemi, Ersco, Pak-Sak, Wisconsin and Atmosphere Annealing.

                  "Mortgages" shall mean one or more continuing collateral mortgages in such form as shall be required by the Bank to perfect a security interest in the Akemi Real Estate.


                  "Note" shall mean the Revolving Credit Note, the Revolving Ersco Acquisition Note or the Term Note and "Notes" shall mean each of the Revolving Credit Note, the Revolving Ersco Acquisition Note and the Term Note.

                  "Phase I Ersco Acquisition Commitment Amount" shall mean $5,000,000 (or such lesser amount to which the Phase I Ersco Acquisition Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement), which commitment shall be only for use in Phase I Ersco Acquisitions.

                  "Phase II Ersco Acquisition Commitment Amount" shall mean $5,000,000 (or such lesser amount to which the Phase II Ersco Acquisition Commitment Amount may be reduced by the Borrower from time to time under Section 2.8.1 of this Agreement), which commitment shall be only for use in Phase II Ersco Acquisitions.

                  "Revolving Ersco Acquisition Note" shall mean a promissory note conforming to Section 2.3(c) of this Agreement and in the form of Exhibit A-3 to this Agreement.

                  "Revolving Ersco Acquisition Loan" shall mean an advance made by the Bank to the Borrower under Section 2.1(d) of this Agreement on a Disbursement Date for a Phase I Ersco Acquisition or a Phase II Ersco Acquisition.

                  "Security Agreements" shall mean security agreements in such form as shall be required by the Bank pursuant to this Agreement, which the Borrower, Ersco and the Guarantors have previously or in the future will grant, to the Bank, security interests in the Collateral and/or the Ersco Collateral, as applicable, now owned or hereafter acquired, together with all replacements thereof, substitutions therefor and all proceeds thereof, for the purpose of securing Term Loans and/or the Revolving Ersco Acquisition Loans.

                  "Series Four Preferred Stock" shall mean 46,414 issued shares of 10% Maxco, Inc. preferred stock.

                  "Series Five Preferred Stock" shall mean 6,680 issued shares of 10% Maxco, Inc. preferred stock.

                  "Termination Date" shall mean, as to the Revolving Credit Loan and the Revolving Ersco Acquisition Loan, August 1, 1999 (or such earlier date on which the Borrower shall permanently terminate the Bank's commitment under Section 2.8.1 of this Agreement).

         2. There shall be added a new Sub-Sub-Section 2.1(d) to Sub-Section 2.1 of Section 2 which shall read as follows:

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




                  2.1 Commitment. (d) Subject to the terms and conditions of this Agreement, the Bank agrees to make loans to the Borrower for Approved Ersco Acquisitions on a revolving basis of such amount as the Borrower shall request pursuant to Section 2.2 of this Agreement at any time from the date of this Agreement until the Termination Date, up to an aggregate principal amount outstanding at any time not to exceed the sum of the Phase I Ersco Acquisition Commitment Amount and the Phase II Ersco Acquisition Commitment Amount, provided that each Disbursement Date under this Agreement must be a Business Day, and the principal amount of each Revolving Ersco Acquisition Loan made under this Agreement shall be in the aggregate amount of $10,000 or an integral multiple thereof, and provided further, that the principal amount of each Revolving Ersco Acquisition Loan made under this Agreement, for which Borrower elects to pay interest at the Eurodollar-based Rate, shall be in the aggregate amount of $1,000,000 or greater in $500,000 increments thereafter.

         3. Sub-Sub-Section 2.2.1 of Sub-Section 2.2 of Section 2 is hereby deleted in its entirety and replaced by the following:

            2.2.1 Notice of Request for Loan and Letters of Credit. The
         Borrower may with the consent of the Bank request a Revolving Loan, a Revolving Ersco Acquisition Loan, a Term Loan or a Letter of Credit and make payments thereon by written, telephonic or other approved form of electronic authorization to the Bank in accordance with such terms and procedures as the Bank shall from time to time establish.

         4. A new Sub-Sub-Section 2.2.2(e) of Sub-Section 2.2 of Section 2 are replaced and added by the following:

            2.2.2 Bank Obligation to Make Loans or to Issue Letters of
         Credit. The Bank agrees to make the Revolving Loan, the Revolving Ersco Acquisition Loan or the Term Loan, or to issue the Letter of Credit, on the Disbursement Date as set forth in a notice to the Bank from the Borrower conforming to the requirements of Section 2.2.1 by crediting the Borrower's general deposit account with the Bank in the amount of such Revolving Loan, Revolving Ersco Acquisition Loan or Term Loan, or by delivering the Letter of Credit to the Borrower, provided, however, that the Bank shall not be so obligated if:

                  . . .

                  (c) Any such proposed Revolving Ersco Acquisition Loan would cause the aggregate unpaid principal amount of the Revolving Ersco Acquisition Loans outstanding under this Agreement to exceed the sum of the Phase I Ersco Acquisition Commitment Amount and the Phase II Ersco Acquisition Commitment Amount.

                5. There shall be added a new Sub-Sub-Section (c) to Sub-Section
 2.3 to Section 2 which shall read as follows:


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





                  (c) Revolving Ersco Acquisition Note. The Revolving Ersco Acquisition Loans shall be evidenced by the Revolving Ersco Acquisition Note, executed by the Borrower, dated the date of this Agreement, payable to the Bank on the Termination Date (unless sooner accelerated pursuant to the terms of this Agreement), and in the principal amount of the sum of the Phase I Ersco Acquisition Commitment Amount and the Phase II Ersco Acquisition Commitment Amount. The date and amount of each Revolving Ersco Acquisition Loan made by the Bank and of each repayment of principal thereon received by the Bank shall be recorded by the Bank in its records. The aggregate unpaid principal amount so recorded by the Bank shall constitute the best evidence of the principal amount owing and unpaid on the Note, provided, however, that the failure by the Bank so to record any such amount or any error in so recording any such amount (whether on the schedule attached to the Revolving Ersco Acquisition Note or otherwise) shall not limit or otherwise affect the obligations of the Borrower under this Agreement or the Revolving Ersco Acquisition Note to repay the principal amount of all the Revolving Ersco Acquisition Loans together with all interest accrued or accruing thereon.

         6. There shall be added a new Sub-Section 2.4(c) to Section 2 which shall read as follows:

                  (c) The Revolving Ersco Acquisition Note shall bear interest on the outstanding principal balance from time to time outstanding at a rate equal to the Prime Rate, less one-half of one percent (.5%), or the Eurodollar-based Rate, as elected by the Borrower under the terms of the Revolving Ersco Acquisition Note, until maturity, whether by acceleration or otherwise, and thereafter at a rate equal to three percent (3%) per annum plus the rate otherwise prevailing hereunder. Interest shall be payable in accordance with the terms of the Revolving Ersco Acquisition Note.

         7. There shall be added a new Sub-Section 2.6.5 to Section 2 which shall read as follows:

                  2.6.5 Revolving Ersco Acquisition Commitment Fee. The Borrower agrees to pay to the Bank a revolving credit commitment fee for the period from and including the date of this Agreement to the Termination Date equal to (a) one-quarter of one percent (1/4%) per annum (i) of the Phase I Ersco Acquisition Commitment Amount until the date of the first request for a draw against the Phase II Ersco Acquisition Commitment Amount and then (ii) of the Phase II Ersco Acquisition Commitment Amount plus (b) one-quarter of one percent (1/4%) per annum on the average daily difference between (i) the Phase I Ersco Acquisition Commitment Amount and the aggregate unpaid principal balance of the Revolving Ersco Acquisition Loans until the Phase I Ersco Acquisition Commitment Amount is fully drawn, and then upon the first request for a draw against the Phase II Ersco Acquisition Commitment Amount, (ii) the Phase II Ersco Acquisition Commitment Amount and the aggregate unpaid principal balance of the Revolving Ersco Acquisition Loans drawn against the Phase II Ersco Acquisition Commitment Amount. Such commitment fees shall be payable on the last Business Day of each March, June, September and December during the term of this Agreement, and on the Termination Date, for the periods ending on such dates.

         8. Sub-Section 2.8 of Section 2 is hereby deleted in its entirety and replaced by the following:

         2.8      Changes in Commitment and Prepayments.

                  2.8.1 Termination or Reduction in Commitment. The Borrower may, at any time and from time to time, upon at least five (5) Business Days' prior written notice received by the Bank, permanently terminate the Bank's commitments under this Agreement or permanently reduce the Commitment Amount, the Phase I Ersco Acquisition Commitment Amount or the Phase II Ersco Acquisition Commitment Amount by an integral multiple of $500,000, provided, however, that the Borrower, on the effective date of such termination or reduction, (a) shall pay to the Bank, in the case of a termination, the aggregate unpaid principal amount of all Revolving Loans, Revolving Ersco Acquisition Loans and Term Loans (together with, in the case of Term Loans, any prepayment penalty or premium provided by the Term Notes or otherwise required by the Bank) and shall deposit with the Bank in cash an amount (adjusted, as deemed necessary by the Bank, for any applicable reserve or other requirements) equal to the Bank's maximum liability under all Letters of Credit then outstanding, or (b) shall pay to the Bank, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans exceeds the then reduced Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid, and/or (c) shall pay to the Bank, in the case of a reduction, the amount, if any, by which the aggregate unpaid principal amount of all Revolving Ersco Acquisition Loan exceeds the then reduced sum of the Phase I Ersco Acquisition Commitment Amount and the Phase II Ersco Acquisition Commitment Amount, together in either case with all interest accrued and unpaid on the principal amounts so prepaid. After any such reduction, the commitment fee provided under Section 2.6.1 of this Agreement shall be calculated on the Commitment Amount and the sum of the Phase I Ersco Acquisition Commitment Amount and the Phase II Ersco Acquisition Commitment Amount, as so reduced and the such commitment amounts may not be increased or otherwise reinstated without the express written agreement of the Bank.

                  2.8.2 Mandatory Prepayments. In addition to the mandatory prepayment required under Section 2.8.1 of this Agreement, the Borrower shall pay to the Bank the amount, if any, by which the aggregate unpaid principal amount of all Revolving Loans from time to time exceeds the Commitment Amount, together with all interest accrued and unpaid on the amount of such excess, but without other premium or penalty. Such prepayment shall be immediately due and owing upon the occurrence of any such excess, provided, however, that any mandatory prepayment made under this Section 2.8.2 shall not reduce the Commitment Amount.

                  2.8.3  Optional Prepayments.

                           (a) The Borrower may, at any time and from time to
                  time, upon at least one (1) Business Day's prior written notice received by the Bank, prepay the unpaid principal amount of the Revolving Loans in whole or in part without premium or penalty, provided, however, that any such optional prepayment shall be made in an integral multiple of $10,000 and provided, further, that any optional prepayment made under this Section 2.8.3 shall not reduce the Commitment Amount.

                           (b) The Borrower may prepay the unpaid principal
                  amount of the Term Loans only if permitted by, and on the terms of, the Term Notes.

                  2.8.4 Payments Under Revolving Ersco Acquisition Loans. Principal payments required under a Revolving Ersco Acquisition Loan will be predicated on the amounts outstanding and will be defined prior to any Revolving Ersco Acquisition Loan and shall provide for an amortization period of up to seven (7) years, as determined by the Bank, with payments commencing within six (6) months following the date of the Revolving Ersco Acquisition Loan.

         9. Section 3 is hereby deleted in its entirety and replaced by the following:

         SECTION 3.  SECURITY.

                  3.1 Term Loans. To secure full and timely performance of the Borrower's covenants set out in this Agreement relating to the Term Loans and to secure the repayment of the Term Notes the Borrower agrees to grant and assign, and to cause the Guarantors to grant and assign, Purchase Money Security Interests and other security interests in the Collateral pursuant to the Security Agreements, the Financing Statements, the Mortgages and other instruments and agreements satisfactory to the Bank. Any security interest in Collateral securing a Term Loan shall also be deemed as security for all other Term Loans made pursuant to this Agreement.

                  3.2 Revolving Ersco Acquisition Loans. To secure full and timely performance of the Borrower's covenants set out in this Agreement relating to the Revolving Ersco Acquisition Loans and to secure the repayment of the Revolving Ersco Acquisition Note the Borrower agrees to cause Ersco to grant and assign security interests in the Ersco Collateral pursuant to the Security Agreements, the Financing Statements, the Mortgages and other instruments and agreements satisfactory to the Bank. Any security interest in Ersco Collateral securing a Revolving Ersco Acquisition Loan shall also be deemed as security for all other Revolving Ersco Acquisition Loans made pursuant to this Agreement ("Ersco Security Interests"), including loans for both Phase I Ersco Acquisitions and Phase Ii Ersco Acquisitions. Notwithstanding anything contained herein to the contrary, the Ersco Security

          Interests shall be granted to the Bank contemporaneously with the first request by Borrower for a Revolving Ersco Acquisition Loan for a Phase II Ersco Acquisition.

         10. Section 5.5 of Section 5 is hereby deleted in its entirety and is replaced by the following:

                  5.5 Subsidiaries. The Guarantors are wholly owned Subsidiaries of the Borrower. The Borrower also owns approximately (i) 24% of the capital stock of Medar, (ii) 100% of the capital stock of Atmosphere Annealing, Inc., (iii) 45% of the capital stock of Strategic Interactive, Inc., (iv) 50% of the membership interests Robinson Oil Co., L.L.C., (v) 33% of the capital stock of AMI Energy, Inc., (vi) 50% of the membership interests in L/M Associates, L.L.C. and (vii) 33% of the capital stock of Blasen Brogan Asset Management Company.

         11. Section 5.17 of Section 5 is hereby deleted in its entirety and is replaced by the following:

                  5.17 Shares and Shareholders. The Borrower's entire authorized capital stock consists of 10,000,000 shares of common stock, $1.00 par value, and 100,000 shares of Preferred Stock, of which 14,988 shares of Series Three Preferred Stock are issued and outstanding; of which 46,414 shares of Series Four Preferred Stock are issued and outstanding; and of which 6,680 shares of Series Five Preferred Stock are issued and outstanding. The Guarantors' entire outstanding capital stock is owned both beneficially and of record by the Borrower, and the Guarantors' authorized and outstanding capital stock consists of the following:


                                     Authorized                                                       Outstanding
         Guarantor:                 Capital Stock:                     Par Value:                Capital Stock

         Akemi                      50,000           $ 1.00                        1,000
         Atmosphere Annealing               60,000            N/A                                             1,000
         Ersco Corp.                        60,000            N/A                                    1,000
         Pak-Sak                             5,000            $10.00                        3,768
         Wisconsin Common                    1,250            no par                                   290
                  Preferred                    250                     $100.00                                  250


         The Borrower owns 2,130,605 shares of the outstanding capital stock of Medar, which constitutes approximately 24% of the aggregate outstanding capital stock of Medar and those interest disclosed in Section 5.5. Except as disclosed on Schedule 5.17, there are no outstanding options, warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any shares of the capital stock of the Borrower or any Subsidiary.

         12. Section 6.6 of Section 6 is hereby deleted in its entirety and is replaced by the following:


                  6.6 Maintain Consolidated Funded Debt to EBITDA. On a consolidated basis, maintain the ratio of Consolidated Funded Debt to earnings before interest, taxes, depreciation and amortization (determined on a rolling four quarters basis) ("EBITDA") of not more than (a) 3.20 to 1.0 from the date of this Agreement and the date upon which a Revolving Ersco Acquisition Loan is requested by Borrower for a Phase II Ersco Acquisition, and (b) 3.80 to 1.0 thereafter until the Termination Date.

         13. There shall be added a new Sub-Section 6.12 to Section 6 which shall read as follows:

                  6.12 Maintain Debt to Tangible Net Worth. On a consolidated and proforma (including acquisitions) basis, maintain the ratio of Debt to Tangible Net Worth of not more than 1.75 to 1.0 from the date upon which a Revolving Ersco Acquisition Loan is requested by Borrower for a Phase II Ersco Acquisition to the Termination Date.

         14. Section 7.1 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.1 Dividends. Declare or pay any dividend (other than dividends payable solely in shares of its capital stock) on, or make any other distribution with respect to (whether by reduction of capital or otherwise), any shares of its capital stock, except that (i) dividends from any Subsidiary to the Borrower are permitted, (ii) dividends of up to $110,000 annually on Borrower's Series Three Preferred Stock are permitted, (iii) dividends of up to $300,000 annually on the Borrower's Series Four Preferred Stock are permitted, and (iv) dividends of up to $81,000 annually on the Borrower's Series Five Preferred Stock are permitted.


         15. Section 7.2 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.2 Stock Issuance. Issue any additional shares of its capital stock, or any warrant, right or option relating thereto or any security convertible into any of the foregoing, except (i) pursuant to the Borrower's employee stock option plan, or (ii) Borrower's Series Five Preferred Stock but only to the extent such stock was issued on or prior to June 24, 1998.


         16. Section 7.7 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.7 Guarantee Obligations. Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for (i) the endorsement of negotiable instruments by the Borrower or the Subsidiaries in the ordinary course of business for deposit or collection, (ii) the guaranty by the Borrower of any and all obligations of any Subsidiary wholly-owned by Borrower, (iii) the guaranties by the Borrower listed on Schedule 5.12 of this Agreement.

         17. Section 7.10 of Section 7 is hereby deleted in its entirety and is replaced by the following:

                  7.10 Acquire Securities. Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person except for the common stock of or ownership interests in the Guarantors, Medar Subordinated Debt Securities, Atmosphere Annealing, Strategic Interactive, Inc., Robinson Oil Co., L.L.C., AMI Energy, Inc., L/M Associates, L.L.C., and Blasen Brogan Asset Management Company, in each case limited to the interest owned by the Borrower on the date of this Second Amendment to the Agreement, and except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000, direct obligations of the United States Government maturing within one year from the date of acquisition thereof, and high grade commercial paper and high grade fixed-income securities (e.g., corporate bonds).

         18. Except as specifically modified hereby, the terms and conditions of the Agreement and the Notes remain in full force and effect and the undersigned hereby ratify and agrees to be bound by the terms of the Agreement as hereby amended.

         19. Neither the extension of this Second Amendment by the Bank, nor any other act or omission by the Bank in connection herewith, shall be deemed a waiver by the Bank of any default under the Agreement.

         IN WITNESS WHEREOF, the Borrower and the Bank have caused this Second Amendment to be executed by their duly authorized officers as of the day and year first written above.

                             MAXCO, INC.


                             By /s/ Vincent Shunsky
                               -------------------------
                                    Vincent Shunsky
                                    Its Vice President


                             COMERICA BANK

                             By /s/ David G. Grantham
                               -------------------------
                                    David G. Grantham
                                    Its Vice President

         The Undersigned Guarantors hereby acknowledge and consent to the above Second Amendment.

Akemi Plastics, Inc.


By /s/ Vincent Shunsky
  -------------------------
         Vincent Shunsky
         Its Treasurer


Ersco Corporation                                    Pak-Sak Industries, Inc.


By /s/ Vincent Shunsky                               By /s/ Vincent Shunsky
  ------------------------                             ----------------------
         Vincent Shunsky                                     Vincent Shunsky
         Its Treasurer                                       Its Treasurer


Wisconsin Wire & Steel, Inc.                         Atmosphere Annealing, Inc.


By /s/ Vincent Shunsky                               By /s/ Vincent Shunsky
  ------------------------                             -----------------------
         Vincent Shunsky                                      Vincent Shunsky
         Its Treasurer                                        Its Treasurer